EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert A. Olins, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (i) this Registration Statement, (ii) any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, and (iii) a Registration Statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorneys-in-fact and agents, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 25th day of September 2006

Signature	Title	Date

/s/ Robert A. Olins	Director	September 25, 2006
Robert A. Olins

/s/ Lawrence J. Matteson	Director	September 25, 2006
Lawrence J. Matteson

/s/ Robert C. Munro	Director	September 25, 2006
Robert C. Munro

/s/ Claude Piaget	Director	September 25, 2006
Claude Piaget

/s/ David F. Hakala	Director	September 25, 2006
David F. Hakala

/s/ Herbert Ehrenthal	Director	September 25, 2006
Herbert Ehrenthal

/s/ Jerilyn Kessel	Director	September 25, 2006
Jerilyn Kessel